The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-153374
SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2008
PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 8, 2008

$325,000,000
NVR, Inc.

     % Convertible Senior Notes Due 2038

We are offering $325,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2038.

The notes will be convertible, at your option, into shares of our common stock at a conversion rate of           shares per $1,000 principal amount of notes (which represents a conversion price of approximately $      per share), subject to adjustment as described in this prospectus supplement, only in the following circumstances: (1) during any calendar quarter after September 30, 2008 if the last reported sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price, (2) during the five consecutive business-day period following any 10 consecutive trading-day period in which the trading price per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price per share of common stock and the conversion rate for each day of the note measurement period as described in this prospectus supplement, (3) during specified periods if specified distributions to holders of our common stock are made or specified corporate transactions occur or (4) on or after June 15, 2038 and prior to the close of business on the business day prior to the stated maturity of the notes.

Upon conversion of the notes, we will pay cash equal to the lesser of the aggregate principal amount and the conversion value of the notes being converted and cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, for the remainder, if any, of our conversion obligation, in each case based on a daily conversion value calculated on a proportionate basis for each trading day in the 30 trading-day conversion reference period.

Upon a make-whole fundamental change, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such transaction by a number of additional shares of common stock as described in this prospectus supplement.

The notes will bear interest at a rate of     % per year. Interest on the notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2009. Beginning on September 15, 2013, during any six-month period thereafter from September 15 to March 14 and from March 15 to September 14, if the average trading price of a note for the five consecutive trading days immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the notes, we will pay contingent interest as described herein.

You may require us to repurchase all or a portion of your notes upon a fundamental change at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest.

We may redeem the notes, in whole or in part, for cash at any time on or after September 15, 2013. Holders may require us to repurchase all or a portion of their notes for cash on September 15, 2013, September 15, 2018, September 15, 2023, September 15, 2028 and September 15, 2033 at a price equal to 100% of the principal amount of notes to be purchased plus accrued and unpaid interest to, but excluding, the repurchase date.

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities of our subsidiaries.

Our common stock is listed on the New York Stock Exchange under the symbol “NVR.” On September 8, 2008, the closing sale price of our common stock on the New York Stock Exchange was $618.06 per share.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes and the underlying common stock involves significant risks. See “Risk Factors” beginning on page S-6.

Underwriting
	Price to	Discounts and	Proceeds
	Public(1)	Commissions	to NVR

Per Note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from September , 2008.

We have granted the underwriter an option to purchase, within a period of 13 days beginning with the date we first issue the notes, up to an additional $48,750,000 aggregate principal amount of notes solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about September   , 2008.

Credit Suisse

The date of this prospectus supplement is September  , 2008.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-1
Cautionary Note Regarding Forward-Looking Statements	S-1
Prospectus Supplement Summary	S-2
Risk Factors	S-6
Use of Proceeds	S-17
Capitalization	S-18
Price Range of Our Common Stock; Dividend Policy	S-19
Description of The Notes	S-20
Material U.S. Federal Income Tax Considerations	S-43
Underwriting	S-49
Notice to Canadian Residents	S-51
European Economic Area	S-52
Selling Restrictions Addressing Additional United Kingdom Securities Laws	S-52
Where You Can Find More Information	S-53
Incorporation by Reference	S-53
Experts	S-54
Legal Matters	S-54

PROSPECTUS

About This Prospectus	1
Risk Factors	1
Cautionary Note Regarding Forward-Looking Statements	2
The Company	3
Use of Proceeds	4
Ratios of Earnings to Fixed Charges	4
Description of Debt Securities	5
Description of Capital Stock	16
Description of Depositary Shares	18
Description of Warrants	22
Book-Entry Securities	23
Plan of Distribution	25
Where to Obtain Additional Information	26
Incorporation by Reference	26
Experts	27
Legal Matters	27

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

You should read this prospectus supplement along with the accompanying prospectus. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus which we deliver to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, as well as statements made by us in periodic press releases or other public communications, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, our financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by us and our customers; competition; the availability and cost of land and other raw materials used by us in our homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; the ability of us to integrate any acquired business; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which we have little or no control. We undertake no obligation to update such forward-looking statements. For additional information regarding risk factors, see “Risk Factors” in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus supplement, the terms “NVR,” “we,” “our” and “us” refer to NVR, Inc. and its subsidiaries, unless the context requires otherwise.

Our Company

We are one of the largest homebuilders in the United States. While we operate in multiple locations in 12 states, primarily in the eastern part of the United States, approximately 34% of our home settlements during the six-month period ended June 30, 2008 occurred in the Washington, D.C. and Baltimore, Maryland metropolitan areas, which accounted for 45% of our homebuilding revenues during this period. Our homebuilding operations include the construction and sale of single-family detached homes, townhomes and condominium buildings under four trade names: Ryan Homes, NVHomes, Fox Ridge Homes and Rymarc Homes. The Ryan Homes, Fox Ridge Homes, and Rymarc Homes products are marketed primarily to first-time homeowners and first-time move-up buyers. The Ryan Homes product is currently sold in 20 metropolitan areas located in Maryland, Virginia, West Virginia, Pennsylvania, New York, North Carolina, South Carolina, Ohio, New Jersey, Delaware and Kentucky. The Fox Ridge Homes product is sold solely in the Nashville, Tennessee metropolitan area and the Rymarc Homes product is sold solely in the Columbia, South Carolina market. The NVHomes product is marketed primarily to move-up and upscale buyers and is sold in the Washington, D.C., Baltimore, Maryland, Philadelphia, Pennsylvania and the Maryland Eastern Shore metropolitan areas. During the six-month period ended June 30, 2008, our average price for a settled unit was approximately $347,000. To fully serve our homebuilding customers, we also operate a mortgage banking business. We conduct our homebuilding activities directly, except for Rymarc Homes, which is operated as a wholly owned subsidiary. Our mortgage banking operations are operated primarily through a wholly owned subsidiary, NVR Mortgage Finance, Inc. (“NVRM”).

We do not engage in the land development business. Instead, we acquire finished building lots at market prices from various development entities under fixed price purchase agreements (“purchase agreements”) that require deposits that may be forfeited if we fail to perform under the purchase agreement. The deposits required under the purchase agreements are in the form of cash or letters of credit in varying amounts and represent a percentage, typically ranging up to 10%, of the aggregate purchase price of the finished lots.

Our lot acquisition strategy reduces the financial requirements and risks associated with direct land ownership and land development. We may, at our option, choose for any reason and at any time not to perform under these purchase agreements by delivering notice of our intent not to acquire the finished lots under contract. Our sole legal obligation and economic loss for failure to perform under these purchase agreements is limited to the amount of the deposit pursuant to the liquidating damage provision contained within the purchase agreements. We do not have any financial guarantees or completion obligations and we do not guarantee lot purchases on a specific performance basis under these purchase agreements. We generally seek to maintain control over a supply of lots believed to be suitable to meet our five-year business plan.

On a very limited basis, we also obtain finished lots using joint venture limited liability corporations (“LLCs”). All LLCs are structured such that we are a non-controlling member and are at risk only for the amount we have invested. We are not a borrower, guarantor or obligor on any of the LLCs’ debt. We enter into a standard fixed price purchase agreement to purchase lots from these LLCs. At June 30, 2008, NVR had an aggregate investment in nine separate LLCs totaling approximately $9.9 million which controlled approximately 370 lots.

In addition to building and selling homes, we provide a number of mortgage-related services through our mortgage banking operations. Through operations in each of our homebuilding markets, NVRM originates mortgage loans almost exclusively for our homebuyers. NVRM generates revenues primarily from origination fees, gains on sales of loans and title fees. NVRM sells all of the mortgage loans it closes to investors in the secondary markets on a servicing released basis, typically within 30 days from the loan closing, so as to minimize the number of loans held in NVRM’s portfolio at any one time.

We are incorporated in the Commonwealth of Virginia. Our principal executive offices are located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190 and our telephone number is (703) 956-4000.

The Offering

The following summary contains basic information about this offering and the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of all of the terms and provisions of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.” With respect to the discussion of the terms of the notes on the cover page, in this summary section and in the section entitled “Description of the Notes,” the terms “we,” “us,” “our” or “NVR” refer solely to NVR, Inc. and not to any of its subsidiaries.

Issuer	NVR, Inc.

Notes Offered	$325,000,000 aggregate principal amount of % Convertible Senior Notes due 2038 ($373,750,000 aggregate principal amount of notes if the underwriter’s option is exercised in full).

Price	% of the principal amount plus accrued interest, if any, from September , 2008.

Maturity Date	September 15, 2038

Interest	% per annum on the principal amount, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2009.

We will pay additional interest, referred to in this prospectus supplement as “contingent interest,” during any six-month period from September 15 to March 14 or from March 15 to September 14, beginning with the six-month period commencing on September 15, 2013, if the average trading price of the notes for the five trading-day period ending on the third day immediately preceding the relevant six-month period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per note in respect of any six-month period will be equal to 0.25% per annum of the average trading price per $1,000 principal amount of the notes during the applicable five trading-day period. References to interest in this prospectus supplement include contingent interest, as applicable. See “Description of the Notes — General — Interest.”

Ranking	The notes will be our senior unsecured obligations. They will rank equally with all of our existing and future senior unsecured indebtedness and prior to all of our subordinated indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing that indebtedness and structurally subordinated to any indebtedness and other liabilities of our subsidiaries. None of our subsidiaries will guarantee any of our obligations with respect to the notes.

Conversion Rights	Holders may convert their notes at the applicable conversion rate as described below under “Description of the Notes — Conversion of Notes — Settlement upon Conversion,” if any of the following conditions is satisfied:

• during any calendar quarter commencing after September 30, 2008, and only during such calendar quarter, if the last reported sale price per share of common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price per share of common stock for the notes on the last trading day of such preceding calendar quarter;

• during the five consecutive business-day period following any 10 consecutive trading-day period in which the trading price per

$1,000 principal amount of notes was less than 98% of the product of the last reported sale price per share of common stock and the conversion rate for each day of the note measurement period;

• during specified periods if specified distributions to holders of our common stock are made or specified corporate transactions occur as described under “Description of the Notes — Conversion Events — Conversion upon Specified Distributions to Holders of Our Common Stock” and “Description of the Notes — Conversion Events — Conversion upon Fundamental Change;”

• on or after June 15, 2038 until the close of business on the business day prior to the stated maturity of the notes; or

• if we call the notes for redemption.

Conversion Settlement	Upon conversion of the notes, we will pay cash equal to the lesser of the aggregate principal amount and the conversion value of the notes being converted and cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, for the remainder, if any, of our conversion obligation, in each case based on a daily conversion value calculated on a proportionate basis for each trading day in the 30 trading-day conversion reference period. See “Description of the Notes — Conversion of the Notes — Settlement upon Conversion.”

Conversion Rate	Initially, the conversion rate will be shares of common stock per $1,000 principal amount of notes (which represents a conversion price of approximately $ per share), subject to adjustment as described below.

Adjustments to Conversion Rate	We will adjust the conversion rate of the notes in the following circumstances:

• If and only to the extent you elect to convert your notes in connection with a fundamental change as described in “Description of the Notes — Conversion of Notes — Increase of Conversion Rate upon Certain Fundamental Changes,” we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of the Notes — Conversion of Notes— Increase of Conversion Rate upon Certain Fundamental Changes,” based on the effective date and the price paid per share of our common stock in such transaction or event.

• We will adjust the conversion rate under certain circumstances described below under “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments,” including upon the payment of cash dividends in excess of the base dividend amount or distributions of certain other rights to holders of our common stock.

Optional Redemption	We may not redeem the notes before September 15, 2013. We may redeem the notes, in whole or in part, for cash on or after September 15, 2013, on at least 35 scheduled trading days’ but not more than 60 scheduled trading days’ notice by mail to holders of notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. We will make at least 10 semi-annual interest payments (including the interest payment on March 15, 2009) on the notes before we can redeem the notes at our option.

Repurchase at Holder’s Option Upon a Fundamental Change	A holder may require us to repurchase some or all of its notes for cash upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to but excluding, the date of repurchase.

Repurchase Right Holders	Holders may require us to repurchase all or a portion of their notes for cash on September 15, 2013, September 15, 2018, September 15, 2023, September 15, 2028 and September 15, 2033 at a purchase price equal to 100% of the principal amount of notes to be purchased plus accrued and unpaid interest to, but excluding, the repurchase date.

Sinking Fund	None.

Form and Denomination	The notes will be issued only in denominations of $1,000 and multiples of $1,000. The notes will be represented by one or more global notes, deposited with the trustee as a custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriter’s discount and commission, will be approximately $ million ($ million if the underwriter exercises its option to purchase additional notes in full). We intend to use the net proceeds from this offering for general corporate purposes.

Trustee and Paying Agent	U.S. Bank Trust National Association

Listing and Trading	The notes will not be listed on any securities exchange. Our common stock is listed on the NYSE under the symbol “NVR.”

U.S. Federal Income Tax Considerations	We will treat, and each holder will agree in the indenture to treat, the notes as “contingent payment debt instruments” for U.S. federal income tax purposes and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments, including our projected payment schedule and our determination of the rate at which interest will be deemed to accrue for U.S. federal income tax purposes, which is the rate comparable to the rate at which we would borrow on a noncontingent, nonconvertible borrowing with terms otherwise similar to the notes. Based on such agreement, (i) each holder will be required to accrue interest at this rate, with the result that a holder will recognize taxable income significantly in excess of any cash received while the notes are outstanding and (ii) a holder will generally be required to recognize ordinary income on the gain, if any, realized on a sale, exchange, conversion or redemption of the notes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” in this prospectus supplement and all other information provided to you in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in deciding whether to invest in the notes.

RISK FACTORS

You should carefully consider the risks described below with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision regarding the notes. The risks and uncertainties described below and incorporated by reference are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, consolidated financial condition or results of operations could be materially and adversely affected. In that case, the trading prices of the notes could decline substantially.

Risks Related to our Business

The homebuilding industry is experiencing a significant downturn. The continuation of this downturn could adversely affect our business and our results of operations.

The homebuilding industry has continued to experience a significant downturn as a result of declining consumer confidence, affordability issues and uncertainty as to the stability of home prices. As a result, we have experienced reduced demand for new homes. These market factors have also resulted in pricing pressures and in turn lower gross profit margins in most of our markets. A continued downturn in the homebuilding industry could result in a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

If the market value of our inventory or controlled lot position declines, our profit could decrease and we may incur losses.

Inventory risk can be substantial for homebuilders. The market value of building lots and housing inventories can fluctuate significantly as a result of changing market conditions. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. We must, in the ordinary course of our business, continuously seek and make acquisitions of lots for expansion into new markets as well as for replacement and expansion within our current markets, which is accomplished by us entering fixed price purchase agreements and paying forfeitable deposits under the purchase agreement to developers for the contractual right to acquire the lots. In the event of significant changes in economic or market conditions, we may cease further building activities in communities or restructure existing purchase agreements, resulting in forfeiture of some or all of any remaining land contract deposit paid to the developer. We may also dispose of certain subdivision inventories on a bulk or other basis. Either action may result in a loss which could have a material adverse effect on our profitability, stock performance, ability to service our debt obligations and future cash flows.

Because almost all of our customers require mortgage financing, the availability of suitable mortgage financing could impair the affordability of our homes, lower demand for our products, and limit our ability to fully deliver our backlog.

Our business and earnings depend on the ability of our potential customers to obtain mortgages for the purchase of our homes. In addition, many of our potential customers must sell their existing homes in order to buy a home from us. The tightening of credit standards and the availability of suitable mortgage financing could prevent customers from buying our homes and could prevent buyers of our customers’ homes from obtaining mortgages they need to complete that purchase, both of which could result in our potential customers inability to buy a home from us. If our potential customers or the buyers of our customers’ current homes are not able to obtain suitable financing, the result could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

If our ability to sell mortgages to investors is impaired, we may be required to fund these commitments ourselves, or may not be able to originate loans at all.

Our mortgage segment sells all of the loans it originates into the secondary market usually within 30 days from the date of closing, and has up to approximately $110 million available in a revolving mortgage repurchase facility to fund mortgage closings. In the event that disruptions to the secondary markets similar to those which occurred during 2007 and the first half of 2008 continue to tighten or eliminate the available liquidity within the secondary markets for mortgage loans, or the underwriting requirements by our secondary market investors continue to become more stringent, our ability to sell future mortgages could decline and we could be required, among other things, to fund our commitments to our buyers with our own financial resources, which is limited, or require our home buyers to find another source of financing. The result of such secondary market disruption could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Interest rate movements, inflation and other economic factors can negatively impact our business.

High rates of inflation generally affect the homebuilding industry adversely because of their adverse impact on interest rates. High interest rates not only increase the cost of borrowed funds to homebuilders but also have a significant effect on housing demand and on the affordability of permanent mortgage financing to prospective purchasers. We are also subject to potential volatility in the price of commodities that impact costs of materials used in our homebuilding business. Increases in prevailing interest rates could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Our financial results also are affected by the risks generally incident to our mortgage banking business, including interest rate levels, the impact of government regulation on mortgage loan originations and servicing and the need to issue forward commitments to fund and sell mortgage loans. Our homebuilding customers account for almost all of our mortgage banking business. The volume of our continuing homebuilding operations therefore affects our mortgage banking business.

Our mortgage banking business also is affected by interest rate fluctuations. We also may experience marketing losses resulting from daily increases in interest rates to the extent we are unable to match interest rates and amounts on loans we have committed to originate with forward commitments from third parties to purchase such loans. Increases in interest rates may have a material adverse effect on our mortgage banking revenue, profitability, stock performance, ability to service our debt obligations and future cash flows.

Our operations may also be adversely affected by other economic factors within our markets such as negative changes in employment levels, job growth, and consumer confidence and availability of mortgage financing, one or all of which could result in reduced demand or price depression from current levels. Such negative trends could have a material adverse effect on homebuilding operations.

These factors and thus, the homebuilding business, have at times in the past been cyclical in nature. Any downturn in the national economy or the local economies of the markets in which we operate could have a material adverse effect on our sales, profitability, stock performance and ability to service our debt obligations. In particular, approximately 34% of our home settlements during the first half of 2008 occurred in the Washington, D.C. and Baltimore, Maryland metropolitan areas, which accounted for 45% of our homebuilding revenues in the first half of 2008. Thus, we are dependent to a significant extent on the economy and demand for housing in those areas.

Our inability to secure and control an adequate inventory of lots could adversely impact our operations.

The results of our homebuilding operations are dependent upon our continuing ability to control an adequate number of homebuilding lots in desirable locations. There can be no assurance that an adequate supply of building lots will continue to be available to us on terms similar to those available in the past, or that we will not be required to devote a greater amount of capital to controlling building lots than we have historically. An insufficient supply of building lots in one or more of our markets, an inability of our developers to deliver finished lots in a timely fashion, or our inability to purchase or finance building lots on reasonable terms could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Our current indebtedness may impact our future operations and our ability to access necessary financing.

Our homebuilding operations are dependent in part on the availability and cost of working capital financing, and may be adversely affected by a shortage or an increase in the cost of such financing. If we require working capital greater than that provided by our operations and our credit facility, we may be required to seek to increase the amount available under the facility or to obtain alternative financing. No assurance can be given that additional or replacement financing will be available on terms that are favorable or acceptable. If we are at any time unsuccessful in obtaining sufficient capital to fund our planned homebuilding expenditures, we may experience a substantial delay in the completion of any homes then under construction. Any delay could result in cost increases and could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Our existing indebtedness contains financial and other restrictive covenants and any future indebtedness may also contain covenants. These covenants include limitations on our ability, and the ability of our subsidiaries, to incur additional indebtedness, pay cash dividends and make distributions, make loans and investments, enter into transactions with affiliates, effect certain asset sales, incur certain liens, merge or consolidate with any other person, or transfer all or substantially all of our properties and assets. Substantial losses by us or other action or inaction by us or our subsidiaries could result in the violation of one or more of these covenants which could result in decreased liquidity or a default on our indebtedness, thereby having a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Our mortgage banking operations are dependent on the availability, cost and other terms of mortgage financing, and may be adversely affected by any shortage or increased cost of such financing. No assurance can be given that any additional or replacement financing will be available on terms that are favorable or acceptable. Our mortgage banking operations are also dependent upon the securitization market for mortgage-backed securities, and could be materially adversely affected by any fluctuation or downturn in such market.

Government regulations and environmental matters could negatively affect our operations.

We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. We have from time to time been subject to, and may also be subject in the future to, periodic delays in our homebuilding projects due to building moratoriums in the areas in which we operate. Changes in regulations that restrict homebuilding activities in one or more of our principal markets could have a material adverse effect on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

We are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. We are subject to a variety of environmental conditions that can affect our business and our homebuilding projects. The particular environmental laws that apply to any given homebuilding site vary greatly according to the location and environmental condition of the site and the present and former uses of the site and adjoining properties. Environmental laws and conditions may result in delays, cause us to incur substantial compliance and other costs, or prohibit or severely restrict homebuilding activity in certain environmentally sensitive regions or areas, thereby adversely affecting our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

We are an approved seller/servicer of FNMA, GNMA, FHLMC, FHA and VA mortgage loans, and are subject to all of those agencies’ rules and regulations. Any significant impairment of our eligibility to sell/service these loans could have a material adverse impact on our mortgage operations. In addition, we are subject to regulation at the state and federal level with respect to specific origination, selling and servicing practices. Adverse changes in governmental regulation may have a negative impact on our mortgage loan origination business.

We face competition in our housing and mortgage banking operations.

The homebuilding industry is highly competitive. We compete with numerous homebuilders of varying size, ranging from local to national in scope, some of whom have greater financial resources than we do. We face competition:

•	for suitable and desirable lots at acceptable prices;

•	from selling incentives offered by competing builders within and across developments; and

•	from the existing home resale market.

Our homebuilding operations compete primarily on the basis of price, location, design, quality, service and reputation.

The mortgage banking industry is also competitive. Our main competition comes from national, regional and local mortgage bankers, thrifts, banks and mortgage brokers in each of these markets. Our mortgage banking operations compete primarily on the basis of customer service, variety of products offered, interest rates offered, prices of ancillary services and relative financing availability and costs.

There can be no assurance that we will continue to compete successfully in our homebuilding or mortgage banking operations. An inability to effectively compete may have an adverse impact on our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

A shortage of building materials or labor, or increases in materials or labor costs may adversely impact our operations.

The homebuilding business has from time to time experienced building material and labor shortages, including shortages in insulation, drywall, certain carpentry work and concrete, as well as fluctuating lumber prices and supply. In addition, high employment levels and strong construction market conditions could restrict the labor force available to our subcontractors and us in one or more of our markets. Significant increases in costs resulting from these shortages, or delays in construction of homes, could have a material adverse effect upon our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Product liability litigation and warranty claims may adversely impact our operations.

Construction defect and home warranty claims are common and can represent a substantial risk for the homebuilding industry. The cost of insuring against construction defect and product liability claims, as well as the claims themselves, can be high. In addition, insurance companies limit coverage offered to protect against these claims. Further restrictions on coverage available, or significant increases in premium costs or claims, could have a material adverse effect on our financial results.

We are subject to litigation proceedings that could harm our business if an unfavorable ruling were to occur.

From time to time, we may become involved in litigation and other legal proceedings relating to claims arising from our operations in the normal course of business. We are currently subject to certain legal proceedings. Litigation is subject to inherent uncertainties, and unfavorable rulings may occur. We cannot assure you that these or other litigation or legal proceedings will not materially affect our ability to conduct our business in the manner that we expect or otherwise adversely affect us should an unfavorable ruling occur.

Changes in tax laws or the interpretation of tax laws may negatively affect our operating results.

The effects of possible changes in the tax laws or changes in their interpretation could have a material negative impact on our operating results.

Weather-related and other events beyond our control may adversely impact our operations.

Extreme weather or other events, such as hurricanes, tornadoes, earthquakes, forest fires, floods, terrorist attacks or war, may affect our markets, our operations and our profitability. These events may impact our physical facilities or those of our suppliers or subcontractors, causing us material increases in costs, or delays in construction of homes, which could have a material adverse effect upon our sales, profitability, stock performance, ability to service our debt obligations and future cash flows.

Risks Related to the Notes and our Common Stock

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries. At June 30, 2008, NVR, Inc. had approximately $203 million of senior indebtedness outstanding (excluding the notes), and our subsidiaries had approximately $116 million of indebtedness outstanding and approximately $12 million of other liabilities outstanding (excluding intercompany liabilities and liabilities of the type not required to be recorded on the balance sheet in accordance with generally accepted accounting principles). A portion of our operations is conducted through our subsidiaries. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, nor protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the commons stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, which could substantially affect our capital structure and the value of the notes or our common stock but may not constitute a “fundamental change” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

The increase in the conversion rate applicable to notes that holders convert in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes that result from that fundamental change.

If a fundamental change occurs, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the fundamental change becomes effective and the applicable price described in this prospectus. See “Description of the Notes — Conversion of Notes — Conversion Rate — Increase of Conversion Rate upon Certain Fundamental Changes.” Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $      per share of common stocks or less than $      per share of common stock (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under “Description of the Notes — Conversion Rate Adjustments,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of stock or cash dividends on our common stock;

•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;

•	the distribution of capital stock, indebtedness or assets; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the common stock into which your notes may be convertible may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate may occur.

We may not be able to pay interest on the notes or repurchase the notes at the option of the holder on specified dates or upon a fundamental change.

The notes bear interest at a rate of     % per year. In addition, on September 15, 2013, September 15, 2018, September 15, 2023, September 15, 2028 and September 15, 2033, holders of the notes have the right to require us to repurchase all or a portion of their notes for cash at a price equal to 100% of their principal amount plus any accrued and unpaid interest up to, but excluding the repurchase date. Holders of notes also have the right to require us to repurchase all or a portion of their notes for cash upon the occurrence of a fundamental change. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay interest to the note holders or to make the required repurchase of the notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to make the required repurchase upon a fundamental change may be limited by law or the terms of other debt agreements or securities. Our failure to pay interest on the notes or to make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and thereby further restrict our ability to make such interest payments and repurchases.

Upon conversion of the notes, we will pay an amount in cash that is based upon a conversion reference period, and you may receive less proceeds than expected.

We may satisfy some or all of our conversion obligation in cash and the remainder in shares. If we choose to satisfy our conversion obligation in a combination of cash and shares, the number of shares to be delivered will be calculated on a proportionate basis for each day of a 30 trading day conversion reference period. Accordingly, upon conversion of a note, holders may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you may expect) between the conversion date and the day the settlement amount of your notes is determined. In addition, because of the 30 trading day conversion reference period, settlement generally will be delayed until at least the 33rd trading day following the related conversion date. See “Description of the Notes — Conversion of Notes — Settlement upon Conversion.”

Our failure to convert the notes into cash or a combination of cash and shares upon exercise of a holder’s conversion right in accordance with the provisions of the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the notes.

Restricted convertibility of the notes could result in your receiving less than the value of the cash and common stock, if any, into which a note would otherwise be convertible.

The notes are convertible only if specified conditions are met. If these conditions are not met, you will not be able to convert your notes, and you will not be able to receive the cash and common stock, if any, into which the notes would otherwise be convertible. See “Description of the Notes — Conversion of Notes — Conversion Events.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes will be subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock (including the stock of a subsidiary), indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs, under certain circumstances we will increase the conversion rate by a number of additional shares of our common stock for notes converted during a specified period of time following the effective date of such fundamental change. The adjustment to the conversion rate for notes converted in connection with such fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $      per share or less than $      per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. In no event will the total number of shares of common stock added to the conversion rate as a result of such fundamental change exceed      per $1,000 principal amount of notes,

subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate in connection with any such fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The notes may not have an active market and their price may be volatile. You may be unable to sell your notes at the price you desire or at all.

There is no existing trading market for the notes. As a result, there can be no assurance that a liquid market will develop or be maintained for the notes, that you will he able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. We do not intend to list the notes on any national securities exchange. The underwriter has advised us that it intends to make a market in the notes after this offering is completed, but it has no obligation to do so and may cease its market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Securities Act and the Exchange Act. The liquidity of the trading market in the notes, and the market price quoted for these notes, may be adversely affected by, among other things:

•	changes in the overall market for debt securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.

In the event of a default, we may have insufficient funds to make any payments due on the notes.

A default under the indenture and the supplemental indenture thereto pursuant to which the notes are issued could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the notes. More generally, in the event of a default under the indenture and the supplemental indenture we may have insufficient funds to make any payments due on the notes.

We may issue additional notes.

We may, from time to time, without notice to or the consent of, the holders of the notes, create and issue additional notes of a new or existing series, provided, however, that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. These notes, if of an existing series, will rank equal to the notes of that series in all material respects so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, other than extraordinary dividends that our board of directors designates as payable to the holders of the notes), but if you subsequently convert your notes and receive common stock upon such conversion, you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, to a limited extent, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock that result from such amendment.

Our stock price has been volatile historically and may continue to be volatile. The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the shares of our common stock issuable upon conversion of the notes when desired or at attractive prices.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. From January 1, 2006 through September 8, 2008, the closing sale price of our common stock on the New York Stock Exchange and the American Stock Exchange, as applicable, ranged from $394.00 to $842.98 per share, and the closing sale price on September 8, 2008 was $618.06 per share. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and new reports relating to trends in our markets or general economic conditions.

In addition, the stock market in general, and prices for companies in our industry in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our notes. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock.

Additionally, lack of positive performance in our stock price may adversely affect our ability to retain key employees.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of the notes.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

To the extent we deliver common stock on some or all of the notes, the ownership interests of existing stockholders may be diluted. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into cash and shares of our common stock could depress the price of our common stock.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

We may not be able to refinance the notes if required or if we so desire.

We may need or desire to refinance all or a portion of the notes or any other future indebtedness that we incur on or before the maturity of the notes. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

You should consider the U.S. federal income tax consequences of owning the notes.

Pursuant to the terms of the indenture governing the notes, we and every holder agree (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the notes as debt that are subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations. The notes will be treated as issued with original issue discount for U.S. federal income tax purposes, and you will be required to include such tax original issue discount in your income as it accrues. The amount of tax original issue discount required to be included by you in income for each year generally will be in excess of the payments and accruals on the notes for non-tax purposes (i.e., in excess of the stated semi-annual regular interest payments and accruals) in that year. You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a note in an amount equal to the difference between the amount realized, including the fair market value of any shares of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a debenture will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter will be treated as capital loss.

The conversion rate of the notes will be adjusted in certain circumstances. Under the Internal Revenue Code of 1986 and applicable Treasury regulations, adjustments that have the effect of increasing a U.S. holder’s interest in our assets or earnings and profits (such as a conversion rate adjustment in connection with a payment of dividends to our shareholders) may, in some circumstances, result in a deemed distribution to the U.S. holder. You should consult your tax advisor with respect to the U.S. federal income tax consequences and treatment of any conversion rate adjustments.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes, our board of directors retains significant discretion with respect to the use of proceeds. In addition, the proceeds of this offering may be used in a manner which does not generate a favorable return for us. Without limiting the foregoing, we may use the proceeds for acquisitions of businesses or land. There can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected. Any land we purchase could decline in value.

Certain provisions of our articles of incorporation and bylaws may deter third parties from acquiring us.

Our articles of incorporation and bylaws provide for, among other things:

•	a classified board of directors;

•	the authorization of undesignated preferred stock;

•	the requirement for advance notice for nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting; and

•	the requirement that special meetings of stockholders be called by the board of directors.

These provisions of our articles of incorporation and bylaws could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions than you desire.

USE OF PROCEEDS

Our net proceeds from this offering will be approximately $      million, after deducting underwriting discounts and commissions and other estimated expenses of this offering. If the underwriters exercise their option to purchase additional notes in full, the net proceeds will be approximately $      million. We intend to use all of the net proceeds of this offering for working capital and other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash position and capitalization, excluding our mortgage banking segment, at June 30, 2008 on a historical basis and on an as adjusted basis to give effect to this offering. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited consolidated financial information as of and for the three months ended June 30, 2008, presented in our quarterly report on Form 10-Q for the three months ended June 30, 2008 and our consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC and incorporated by reference in this prospectus supplement.

	As of June 30, 2008
	Historical	As Adjusted(1)
	(Unaudited)
	($ in thousands)

Cash and cash equivalents	$867,329	$

Debt:
Term debt	$2,703		$2,703
5% Senior notes due 2010	200,000		200,000
% Convertible senior notes due 2038 offered hereby(2)	—		325,000

Total debt(3)	202,703		527,703

Shareholders’ equity:
Common Stock, $0.01 par value; 60,000,000 shares authorized; 20,561,187 shares issued as of June 30, 2008(4)	206		206
Additional paid-in capital	692,152		692,152
Deferred compensation trust — 515,888 shares of common stock as of June 30, 2008	(75,461)		(75,461)
Deferred compensation liability	75,461		75,461
Retained earnings	3,624,793		3,624,793
Less treasury stock at cost — 15,136,930 shares at June 30, 2008	(3,001,198)		(3,001,198)

Total shareholders’ equity	1,315,953		1,315,953

Total capitalization	$1,518,656		$1,843,656

(1)	Gives effect to the issuance of the notes offered hereby and our receipt of approximately $ million of estimated net proceeds from their sale (after deducting underwriting discounts and commissions and other estimated expenses of this offering payable by us).

(2)	In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. APB 14-a, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. Under this new staff position, issuers of convertible debt that may be settled entirely or partially in cash upon conversion must account for the debt and equity components separately. The debt component will equal the estimated fair value of a similar note without the conversion feature at the issuance date, and the difference between the contractual obligation and the fair value of a similar note without the conversion feature is reflected in additional paid-in capital. The result is that the note will be recorded at a discount on the Company’s balance sheet, and the discount will be accreted to par value over the expected life of the note, resulting in the Company recording interest cost in our income statement greater than the note’s coupon rate. The staff position is effective January 1, 2009, with retrospective application required. Early adoption is not permitted. The “as adjusted” amounts in the table above do not reflect any adjustments necessary to reflect the adoption of this new staff position.

(3)	Total debt does not include approximately $116 million of indebtedness outstanding under NVRM’s previous mortgage warehouse facility, which had a borrowing limit of $149.25 million at June 30, 2008. The mortgage warehouse facility was used to fund NVRM’s mortgage origination activities and was replaced with a $110 million revolving mortgage repurchase facility on August 5, 2008.

(4)	Based on common shares outstanding as of June 30, 2008, excluding:

•	1,548,848 shares issuable pursuant to outstanding stock options (with time-based vesting) of which 417,419 were vested and 1,131,429 were unvested as of June 30, 2008;

•	377,861 shares issuable pursuant to outstanding stock options subject to a performance target contained in our 2005 equity incentive plan. We have determined that it is improbable that we will achieve the performance target included in the 2005 plan, and thus, it is expected that these options will terminate unvested on December 31, 2008; and

•	276,980 shares available for future grant pursuant to our equity incentive plans, 204,040 of which are issuable subject to the performance target in our 2005 plan described above and, therefore, we do not intend to issue these performance-based options.

PRICE RANGE OF OUR COMMON STOCK; DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NVR.” As of September 8, 2008, the last reported sale price of our common stock on the New York Stock Exchange was $618.06. On January 2, 2008, our common stock was listed and began trading on the NYSE. Prior to that time our common stock was listed on the American Stock Exchange (“AMEX”) under the symbol “NVR.” As of July 25, 2008, there were approximately 395 stockholders of record.

We have never paid a cash dividend on our shares of common stock. Our bank indebtedness contains certain restrictive covenants, which limit our ability to pay cash dividends on our common stock, among other restrictions.

The following table presents, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NYSE or the AMEX, as applicable.

	High	Low

Year Ending on December 31, 2008
3rd Quarter (through September 8, 2008)	$631.00	$452.00
2nd Quarter	679.37	498.00
1st Quarter	661.00	436.20
Year Ended on December 31, 2007
4th Quarter	$578.00	$398.96
3rd Quarter	728.45	442.20
2nd Quarter	851.96	658.61
1st Quarter	747.00	585.00
Year Ended on December 31, 2006
4th Quarter	$678.13	$509.00
3rd Quarter	609.00	386.55
2nd Quarter	846.75	478.10
1st Quarter	844.84	680.00

DESCRIPTION OF THE NOTES

We will issue the notes under a base indenture, dated as of April 14, 1998, between us and U.S. Bank Trust National Association, as trustee and successor to The Bank of New York, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, as the “indenture.” The following description is only a summary of the material provisions of the notes and the indenture. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus supplement under “Where You Can Find More Information.”

For purposes of this Description of the Notes section, references to “we,” “us,” “our,” “the company” and “NVR” refer solely to NVR, Inc., and not to its subsidiaries.

General

The Notes

The notes will:

•	initially be limited to $325,000,000 aggregate principal amount (or $373,750,000 aggregate principal amount, if the underwriter exercises in full its option to purchase additional notes solely to cover over-allotments);

•	mature on September 15, 2038, unless earlier converted by holders or redeemed or repurchased by us; and

•	be represented by one or more registered securities in global form as described under “— Book-Entry Delivery and Form.”

Subject to the fulfillment of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of           shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $      per share of common stock). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will pay cash equal to the lesser of the aggregate principal amount and the conversion value of the notes being converted and cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, for the remainder, if any, of our conversion obligation, in each case based on a daily conversion value calculated on a proportionate basis for each trading day in the 30 trading day conversion reference period as described below under “— Conversion of Notes — Settlement upon Conversion.” Upon conversion of a note, you will not receive any separate payment for accrued and unpaid interest, except under the limited circumstances described below under “— Conversion of Notes — General.” If a fundamental change occurs, we may be required in certain circumstances to increase the conversion rate for any notes converted in connection with such fundamental change by a specified number of shares of our common stock.

The indenture governing the notes will not contain any financial covenants and will not restrict us or our subsidiaries from paying dividends, incurring additional senior indebtedness or any other indebtedness or issuing or repurchasing securities. The indenture will contain no covenants or other provisions to afford protection to holders of the notes in the event of highly leveraged transactions or a fundamental change, except to the extent described under “— Repurchase of Notes at the Option of Holders upon a Fundamental Change” below and “Description of Debt Securities — Merger, Consolidation or Sale” in the accompanying prospectus.

The notes will be our senior unsecured obligations. They will rank equally with all of our existing and future senior unsecured indebtedness and prior to all of our subordinated indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing that indebtedness and structurally subordinated to any indebtedness and other liabilities of our subsidiaries. None of our subsidiaries will guarantee any of our obligations with respect to the notes. At June 30, 2008, NVR, Inc. had approximately, $203 million of senior indebtedness outstanding (excluding the notes), and our subsidiaries had approximately $116 million of indebtedness outstanding and approximately

$12 million of other liabilities outstanding (excluding intercompany liabilities and liabilities of the type not required to be recorded on the balance sheet in accordance with generally accepted accounting principles).

We may redeem the notes at our option, in whole or in part, beginning on September 15, 2013, as described below under “— Optional Redemption by Us.”

The notes will be subject to repurchase by us at the holders’ option upon the occurrence of a fundamental change on the terms and at the purchase prices set forth below under “— Repurchase of Notes — Repurchases of Notes at the Option of Holders upon a Fundamental Change.”

The notes will be subject to repurchase by us at the holders’ option on September 15, 2013, September 15, 2018, September 15, 2023, September 15, 2028 and September 15, 2033 on the terms and at the repurchase prices set forth below under “— Repurchase of Notes — Repurchase of Notes by Us at the Option of Holders upon Specified Dates.”

No sinking fund is provided for the notes.

We will maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully registered book-entry form, without coupons, in denominations of $1,000 principal amount and multiples thereof, and will be represented by one or more global notes. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to The Depository Trust Company, New York, New York, which we refer to as “DTC,” will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Neither we nor the registrar nor the trustee is required to register a transfer or exchange of any notes for which the holder has delivered, and not validly withdrawn, a repurchase notice, except, in the case of a partial repurchase, that portion of the notes not being repurchased.

If the maturity date or any interest payment date, redemption date, repurchase date, or settlement date for the delivery of cash or shares of common stock upon a conversion falls on a day that is not a business day, then the required payment or delivery will be made on the next succeeding business day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date, repurchase date or settlement date, as the case may be, to that next succeeding business day.

The registered holder of a note will be treated as the owner of it for all purposes.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any cash or shares of our common stock received upon conversion of the notes are summarized in this prospectus supplement under the heading “Material U.S. Federal Income Tax Considerations.”

Principal, Maturity

The indenture will provide for the issuance by us of notes in an amount initially limited to $325,000,000 aggregate principal amount (or $373,750,000 aggregate principal amount, if the underwriter exercises in full its option to purchase additional notes solely to cover over-allotments).

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided, however that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. The notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase.

The notes and any additional notes will mature on September 15, 2038.

Interest

The notes will bear interest at a rate of     % per annum on the principal amount from September   , 2008. We will pay interest semi-annually, in arrears, on each March 15 and September 15, beginning on March 15, 2009, subject to limited exceptions if the notes are converted prior to the relevant interest payment date.

In addition, we will pay additional interest, referred to in this prospectus supplement as “contingent interest,” during any six-month period from September 15 to March 14 or from March 15 to September 14, beginning with the six-month period commencing on September 15, 2013, if the average trading price of the notes for the five trading-day period ending on the third day immediately preceding the relevant six-month period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per note in respect of any six-month period will be equal to 0.25% per annum of the average trading price per $1,000 principal amount of the notes during the applicable five trading-day period. References to interest in this prospectus supplement include contingent interest, as applicable. Upon determination that holders of notes will be entitled to receive contingent interest which may become payable during a relevant period, on or prior to the start of such period, we will provide notice to the trustee setting forth the amount of contingent interest per $1,000 principal amount of notes and disseminate a press release informing holders of the contingent interest.

“Trading price” of the notes on any determination date means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select; provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes on any determination date will equal (1) the applicable conversion rate of the notes as of such determination date multiplied by (2) the average closing price (as defined below) of our common stock for the five consecutive trading days ending on such determination date.

The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent may not be an affiliate of ours.

Subject to certain exceptions, interest will be paid to the holders of record at the close of business on the March 1 and September 1, as the case may be, immediately preceding the relevant interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September   , 2008. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Conversion of Notes

General

At any time up to and including the business day immediately preceding the maturity date, a holder may surrender some or all of its notes for conversion only if the conditions for conversion described below are satisfied. Holders who convert will receive cash and, at our option, common stock upon conversion, as described under “— Settlement upon Conversion.” Holders may only convert notes with a principal amount of

$1,000 or an integral multiple of $1,000. The conversion rate with respect to a note is initially           shares of our common stock per $1,000 principal amount. The conversion price of a note is equal to $1,000 divided by the applicable conversion rate at the time of determination. The conversion rate is subject to adjustment as described under “— Conversion Rate Adjustments” and, with respect to conversions occurring in connection with a make-whole fundamental change, as described under “— Increase of Conversion Rate upon Certain Fundamental Changes.” Accordingly, an adjustment to the conversion rate will result in a corresponding adjustment to the conversion price. The initial conversion price for the notes is approximately $      per share. If a holder exercises its right to require us to repurchase its notes as described under “— Repurchase of Notes,” such holder may convert its notes only if it withdraws its applicable repurchase notice in accordance with the indenture or if we default in the payment of the repurchase price.

Settlement upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 trading days during the conversion reference period. The “daily settlement amount,” for each of the 30 trading days during the conversion reference period, shall consist of:

•	cash equal to the lesser of $33.3333 and the daily conversion value; and

•	to the extent the daily conversion value exceeds $33.3333, a number of shares (the “daily share amount”) equal to (i) the difference between the daily conversion value and $33.3333, divided by (ii) the daily VWAP for such day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the conversion reference period, one-thirtieth (1/30) of the product of (i) the conversion rate on such day and (ii) the daily VWAP of our common stock on such day (or the value of an equivalent amount of reference property (as defined below) if applicable).

The “daily VWAP” means, for each of the 30 consecutive trading days during the conversion reference period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page NVR <EQUITY> AQR <GO> (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

The “conversion reference period” means:

•	for notes that are converted within 30 scheduled trading days prior to the maturity date, a repurchase date or a redemption date, the 30 consecutive trading days beginning on the 32nd scheduled trading day prior to the maturity date, repurchase date or redemption date, as applicable; and

•	in all other instances, the 30 consecutive trading days beginning on the third trading day following the conversion date.

The “conversion date” with respect to a note means the date on which the holder of the note has complied with all requirements under the indenture to convert such note.

The term “trading day” means a day during which trading in our common stock generally occurs and there is no market disruption event.

The term “market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

The term “scheduled trading day” means any day that is scheduled to be a trading day.

On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”). If we elect to specify a cash percentage then, in lieu of all or a portion of the daily share amount for each trading day in the applicable conversion reference period, we will deliver cash equal to the product of (i) the cash percentage, (ii) the daily share amount for such trading day and (iii) the daily VWAP for such trading day. The number of shares in respect of the daily share amount for each trading day in the applicable conversion reference period will equal the product of (x) the daily share amount and (y) 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that (i) we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note and (ii) if conversion of such notes is in connection with a transaction pursuant to which the notes become convertible into cash and reference property, we will settle such conversion in cash and reference property.

We will deliver cash in lieu of any fractional share of common stock issuable in connection with payment of the settlement amount based on the daily VWAP for the final trading day of the applicable conversion reference period.

The daily conversion value and the number of shares, if any, to be issued upon conversion of the notes will be determined by us at the end of the conversion reference period. Upon conversion of a note, we will pay the cash and deliver the shares of common stock, as applicable, as promptly as practicable after expiration of the conversion reference period, but in no event later than the third business day after such expiration.

The ability to surrender notes for conversion will expire at the close of business on the business day immediately preceding the maturity date.

Conversion Events

Conversion Based on Common Stock Price

Holders may surrender notes for conversion during any calendar quarter beginning after September 30, 2008 and only during such calendar quarter, if the closing price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 130% of the conversion price per share of common stock on the last trading day of such preceding calendar quarter, which we refer to as the “conversion trigger price.”

The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange or, if our common stock is not quoted or listed for trading on the New York Stock Exchange, as reported by the principal national or regional securities exchange on which our common stock is listed or otherwise as provided in the indenture.

The conversion trigger price is approximately $     , which is 130% of the initial conversion price per share of common stock, subject to adjustment upon occurrence of any of the events in respect of which the conversion rate would be subject to adjustment as described under “— Conversion Rate Adjustments” below.

We will determine at the beginning of each calendar quarter commencing at any time after September 30, 2008 whether the notes are convertible as a result of the price of our common stock and notify the trustee and holders of the notes.

Conversion Based on Trading Price of Notes

Holders may surrender notes for conversion during any five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing price of our common stock for each day in that period and the conversion rate (the “trading price condition”).

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5 million principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing price of our common stock and the conversion rate per $1,000 principal amount of notes.

In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of at least $5 million principal amount of the notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate.

Conversion upon Specified Distributions to Holders of Our Common Stock

If we:

•	distribute to all holders of our common stock certain rights (including rights under a stockholder rights agreement) or warrants entitling them to purchase, for a period expiring within 60 days of the date of issuance, shares of our common stock at less than the average of the closing price of a share of our common stock for the five consecutive trading day period ending on the trading day preceding the announcement of such distribution, or

•	distribute to all holders of our common stock cash, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of our common stock on the trading day immediately preceding the announcement of such distribution, we will notify the holders of notes at least 20 trading days prior to the ex-dividend date for such distribution; provided that if we distribute rights pursuant to a stockholder rights agreement, we will notify the holders of the notes on the business day after we are required to give notice generally to our stockholders pursuant to such stockholder rights agreement if such date is less than 20 trading days prior to the date of such distribution. Once we have given the notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the specified distributions above if the holder may participate in such distribution as if the holder held the full number of shares underlying such holder’s notes.

Conversion upon Specified Corporate Transactions

In the event of a fundamental change (as defined below) or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets pursuant to which our common stock would be converted into cash, securities or other assets, a holder may surrender notes for conversion at any time beginning on the 10th scheduled trading day prior to the anticipated effective date of such transaction until 5:00 p.m., New York City time, on the 30th trading day after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, the business day immediately preceding the fundamental change repurchase date (as defined below) corresponding to such fundamental change. To the extent practicable, we must notify holders, the trustee and the conversion agent of the anticipated occurrence of such fundamental change, consolidation, merger, binding share exchange or transfer or lease of all or substantially all our assets no later than 10 scheduled trading days prior to the anticipated effective date of such transaction.

Conversion Immediately prior to Maturity

Holders may surrender notes for conversion at any time during the period beginning on June 15, 2038 and ending at the close of business on the business day immediately preceding the maturity date.

Conversion upon Redemption

If we call your notes for redemption, you will have the right to convert your notes called for redemption until 5:00 p.m., New York City time, on the business day preceding the redemption date, after which time your right to convert will expire unless we default in the payment of the redemption price.

Increase of Conversion Rate upon Certain Fundamental Changes

Prior to September 15, 2013, if a holder elects to convert notes in connection with a “make-whole fundamental change” (as defined below), we will increase the conversion rate by a number of shares (the “additional shares”) as described below. Any conversion occurring at a time when the notes would be convertible in light of the expected or actual occurrence of a make-whole fundamental change will be deemed to have occurred in connection with such make-whole fundamental change, notwithstanding the fact that a note may then also be convertible because another condition to conversion has been satisfied. A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change pursuant to clauses (1), (2), (3) or (5) under the definition of fundamental change as described below under “— Repurchase of Notes at the Option of Holders upon a Fundamental Change,” provided that a make-whole fundamental change pursuant to clause (2) of the definition of fundamental change shall not include a fundamental change pursuant to clause (2) of the definition of fundamental change if the exception relating to a merger, consolidation or other transaction involving consideration of at least 90% stock that is traded on the New York Stock Exchange, Nasdaq or other national securities exchange is applicable.

The increase in the conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and is based on the date on which the fundamental change occurs or becomes effective, referred to as the “effective date,” and the price, referred to as the “stock price,” paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described under “— Conversion Rate Adjustments.” If holders of our common stock receive only cash in connection with a fundamental change described in clause (2) of the definition thereof, the stock price shall be the cash amount paid per share. In all other cases, the stock price will be the average of the closing price of our common stock over the five consecutive trading day period ending on the trading day preceding the effective date of the fundamental change. We will give notice of such fundamental change to all record holders of the notes within 30 trading days after the effective date of the fundamental change.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and the increase in the conversion rate, expressed as a number of additional shares of our common stock to be received per $1,000 principal amount of notes, upon a conversion in connection with a fundamental change.

	Effective Date
	September ,	September 15,	September 15,	September 15,	September 15,	September 15,
Stock Price	2008	2009	2010	2011	2012	2013

$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later effective dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $ per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made; and

•	if the stock price is less than $ per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made.

Notwithstanding the foregoing, in no event will the number of additional shares of common stock added to the conversion rate in connection with a fundamental change exceed           shares per $1,000 principal amount of notes, provided that this limit will be subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Our obligations to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Settlement of Conversions in Connection with a Make-Whole Fundamental Change

If we are required to increase the conversion rate by the additional shares as a result of a make-whole fundamental change, notes surrendered for conversion will be settled as follows (subject in all respects to the provisions set forth above under “— Settlement upon Conversion”):

•	If the last day of the applicable conversion reference period related to notes surrendered for conversion is prior to the third scheduled trading day preceding the anticipated effective date of such make-whole fundamental change, we will settle such conversion as described under “— Settlement upon Conversion” above by delivering the amount of consideration due (as described above under “— Settlement upon Conversion,” based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above) on the third trading day immediately following the last day of the applicable conversion reference period. In addition, as soon as practicable following the effective date of such make-whole fundamental change, we will deliver the increase in such amount of cash, shares of our common stock or a combination of cash and shares or reference property, if any, as the case may be, as if the conversion rate had been increased by such number of additional shares during the related conversion reference period (and based upon the relevant daily conversion value during such conversion reference period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the amount of cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, we will deliver such increase by delivering cash, shares of our common stock or a combination of cash and shares or reference property based on such increase.

•	If the last day of the applicable conversion reference period related to the notes surrendered for conversion is on or following the third scheduled trading day preceding the anticipated effective date of the fundamental change, we will settle such conversion as described under “— Settlement upon Conversion” above (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the effective date of the transaction and (ii) the third trading day immediately following the last day of the applicable conversion reference period.

Because we may not deliver the consideration due solely as a result of the increase in the conversion rate described above until after the effective date of the make-whole fundamental change, if we do not deliver solely cash to the extent the daily conversion value on any trading day during the conversion reference period exceeds $33.3333, the non-cash consideration due in respect of such excess may not consist of shares of our common stock as a result of the provisions described above under the caption “— Conversion Rate Adjustments — Treatment of Reference Property.” Accordingly, to the extent the daily conversion value on any trading day during the conversion reference period exceeds $33.3333, the non-cash consideration due in respect of such excess may be paid in reference property.

Conversion Rate Adjustments

Adjustment Events

Subject to the terms of the indenture, we will adjust the conversion rate as described below.

(1) If we issue shares of our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination in respect of our common stock, then the conversion rate shall be adjusted based on the following formula:

CR¢	=	CR0	×	OS¢ OS0

where

CR0 =	the conversion rate in effect immediately prior to the “ex” date of such dividend or distribution, or effective date of such share split or combination, as applicable;

CR¢ =	the conversion rate in effect on and after the “ex” date or effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the “ex” date or effective date, as applicable; and

OS¢ =	the number of shares of our common stock outstanding on and after the “ex” date or effective date, as applicable.

(2) If we issue to all or substantially all holders of our outstanding common stock any rights or warrants entitling them for a period of not more than 60 days from the issuance date thereof to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share less than the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate shall be adjusted based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR¢	=	CR0	×	OS0 + X OS0 + Y

where

CR0 =	the conversion rate in effect immediately prior to the “ex” date for such issuance;

CR¢ =	the conversion rate in effect on and after the “ex” date for such issuance;

OS0 =	the number of shares of our common stock outstanding immediately prior to the “ex” date for such issuance;

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights or warrants.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the closing prices of our common stock over the 10 consecutive trading period ending on the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3) If we shall, by dividend or otherwise, distribute to all or substantially all holders of our common stock of any class of capital stock (other than shares of common stock covered by clause (1) above), evidences of our indebtedness or other non-cash assets (including shares of capital stock or similar equity interests in or relating to a subsidiary or other business unit), or rights or warrants, but excluding dividends, distributions and rights or warrants covered by clause (1), clause (2) or clause (5) hereof (in each case pursuant to which an adjustment is made) (any of such shares of capital stock, indebtedness, or other assets or property hereinafter in this clause (3) called the “distributed property”), then, in each such case the conversion rate shall be adjusted based on the following formula:

CR¢	=	CR0	×	SP0 SP0 − FMV

where

CR0 =	the conversion rate in effect immediately prior to the “ex” date for such distribution;

CR¢ =	the conversion rate in effect on and after the “ex” date for such distribution;

SP0 =	the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex” date for such distribution; and

FMV =	the fair market value (as determined in good faith by our board of directors) of the portion of distributed property with respect to each outstanding share of our common stock on the “ex” date for such distribution.

If the fair market value of the portion of the distributed property so distributed applicable to one share of common stock is equal to or greater than the average closing price of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex” date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive, for each $1,000 principal amount of notes upon conversion, the amount of distributed property such holder would have received had such holder owned a number of shares of our common stock equal to the conversion rate on the record date fixed for determination for holders of our common stock entitled to receive such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock consisting of publicly traded shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “spin-off,” and any such dividend or distribution of common stock, shares of capital stock or equity interests being “spin-off securities”), the conversion rate in effect immediately before the close of business on the 10th trading day immediately following, and including, the effective date for the distribution of the spin-off securities shall be increased based on the following formula:

CR¢	=	CR0	×	FMV0 + MP0 MP0

where

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the effective date for the distribution of the spin-off securities;

CR¢ =	the conversion rate in effect from and after the close of business on the 10th trading day immediately following, and including, the effective date for the distribution of the spin-off securities;

FMV0 =	the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off; and

MP0 =	the average of the closing prices of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off.

If an adjustment to the conversion rate is required under this clause (3) in connection with a spin-off in respect of notes that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in connection with a spin-off.

(4) If we pay a cash dividend or distribution to all or substantially all holders of our common stock (other than (i) in connection with our liquidation, dissolution or winding up or (ii) distributions described in clause (5)), the conversion rate shall be adjusted based on the following formula:

CR¢	=	CR0	×	SP0 SP0 − C

where

CR0 =	the conversion rate in effect immediately prior to the “ex” date for such dividend or distribution;

CR¢ = the conversion rate in effect on and after the “ex” date for such distribution;

SP0 =	the average closing price of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex” date for such dividend or distribution; and

C =	the amount in cash per share we dividend or distribute to holders of our common stock.

If the portion of the cash so distributed applicable to one share of our common stock is equal to or greater than the average closing price of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex” date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such holder would have received had such holder owned a number of shares of our common stock equal to the conversion rate on the “ex” date for such distribution without having to convert the notes.

(5) If we or any of our subsidiaries make a distribution of cash or other consideration in respect of a tender offer or exchange offer for all or any portion of our common stock in which such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing price of our common stock on the tenth trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the conversion rate shall be increased based on the following formula:

CR¢	=	CR0	×	AC + (SP¢ × OS¢) OS0 × SP¢

where

CR0 =	the conversion rate in effect immediately before the close of business on the expiration date;

CR¢ =	the conversion rate in effect on and after the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors) distributed (or to be distributed) for shares of common stock purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (including shares validly tendered and not withdrawn in connection with the tender or exchange offer but excluding shares held in treasury);

OS¢ =	the number of shares of our common stock outstanding immediately after tenders or exchanges could have been made pursuant to such tender or exchange offer (excluding any shares validly tendered and not withdrawn pursuant to the tender or exchange offer or shares held in treasury); and

SP¢ =	the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on the trading day immediately following the date such tender or exchange offer expires.

If the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

For purposes hereof, the term “ex” date means:

•	when used with respect to any dividend or distribution, the first date on which shares of our common stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and

•	when used with respect to any tender offer or exchange offer, the first date on which shares of our common stock trade, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

No adjustment to the conversion rate will be made if we provide that each holder of the notes will participate in the distribution without conversion as if the holder held the full number of shares underlying such holder’s notes.

Whenever any provision of the indenture requires us to calculate an average of the closing price over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex” date of the event occurs, at any time during the period from which the average is to be calculated.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. Notwithstanding anything in this section to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. In addition, we will make any carry forward adjustments not otherwise effected upon conversion of the notes (at the beginning of the applicable conversion reference period).

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted, among other things:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the time the notes were first issued;

•	for a change in the par value (or a change to no par value) of our common stock; or

•	for accumulated and unpaid dividends.

Treatment of Rights

In the event we adopt or implement a shareholder rights agreement (a “shareholder rights plan”) pursuant to which rights (“rights”) are distributed to the holders of our common stock and such shareholder rights plan provides that each share of common stock issued upon conversion of the notes at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights, then there shall not be any adjustment to the conversion privilege or conversion rate at any time prior to the distribution of separate certificates representing such rights. If, however, prior to any conversion, the rights have separated from the common stock, the conversion rate shall be adjusted at the time of separation as if we distributed to all holders of our common stock, our assets, debt securities or rights as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Treatment of Reference Property

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of the property and assets of us as an entirety or substantially as an entirety,

in which holders of our common stock received cash, securities or other property in exchange for their shares of common stock, the notes will become convertible based on the type and amount of consideration (“reference property”) the holders of our common stock received in such reclassification, consolidation, merger, combination, conveyance, transfer, sale, lease or other disposition. In all cases, the provisions above under “— Settlement Upon Conversion” relating to the satisfaction of the conversion obligation shall continue to apply with respect to the calculation of the settlement amount. For purposes of the foregoing, the type and amount of consideration that a holder of our common stock received in the case of reclassifications, consolidations, mergers, combinations, conveyances, transfers, sales, leases or other dispositions that cause our common stock to be exchanged for more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively made such an election.

Voluntary Increases of Conversion Rate

Subject to applicable stock exchange rules and listing standards, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our Board of Directors determines that such increase would be in our best interest. We are required to give at least 15 days’ prior notice of any increase in the conversion rate. Subject to applicable stock exchange rules and listing standards, we may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global note, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed conversion notice and appropriate endorsements and transfer documents if required by the conversion agent. The conversion date shall be the date on which the note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met.

No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note, except as provided in the indenture. By delivering to the holder the cash, shares or combination of cash and shares of our common stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the conversion of the notes. Accordingly, any accrued but unpaid interest will be deemed paid in full upon conversion, rather than cancelled, forfeited or extinguished.

If the holder converts after the close of business on a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming the holder was the holder of record at the close of business on the corresponding record date. Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply, however, if (1) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest, (2) we have specified a redemption date or repurchase date that is after a record date and on or prior to the next interest payment date or (3) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date.

Holders of notes are not required to pay any taxes or duties relating to the issuance or delivery of any common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. Delivery of shares (if any) will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective and to the extent that any shares of our common stock are issued upon conversion.

As soon as practicable following the conversion date, and assuming a holder has satisfied all other requirements, we will cause to be delivered to such holder the cash (including cash in lieu of fractional shares) and certificates representing the number of full shares of our common stock, if any, into which the notes are converted.

Optional Redemption by Us

Prior to September 15, 2013, the notes will not be redeemable at our option. On or after September 15, 2013, we may redeem the notes for cash, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest up to, but excluding, the redemption date. We will make at least 10 semi-annual interest payments (including the interest payment on March 15, 2009) on the notes before we can redeem the notes at our option. If the relevant redemption date occurs after a record date and on or prior to the interest payment date to which that record date relates, the full amount of accrued and unpaid interest shall be paid on such interest payment date to the record holder on the relevant record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed.

We will provide not less than 35 nor more than 60 schedule trading days’ written notice of redemption to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

If we call the notes for redemption, notes or portions of notes to be redeemed will be convertible by the holder until the close of business on the business day before the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption. We may not redeem the notes on any date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchases of Notes

Repurchase of Notes at the Option of Holders upon a Fundamental Change

In the event of a fundamental change (as defined below) each holder will have the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase some or all of such holder’s notes for cash in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. We will be required to repurchase the notes on a date that is not less than 15 nor more than 45 business days after the date we mail the notice referred to below.

Within 30 trading days after a fundamental change has become effective, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the fundamental change, which notice must state, among other things:

•	the events causing such fundamental change;

•	the date of such fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the repurchase price;

•	the repurchase date;

•	the names and addresses of the paying agent and conversion agent;

•	the conversion rate, and any increase to the conversion rate that will result from the fundamental change;

•	that notes with respect to which a repurchase notice is given by the holder may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•	the procedures that holders must follow to exercise the right.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(1) any “person” or “group” (other than us or our employee benefit plans) becomes the “beneficial owner,” directly or indirectly, of shares of our voting stock representing more than 50% of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors and (i) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same, or (ii) we otherwise become aware of any such person or group;

(2) we consolidate with, or merge with or into, another person or in a single transaction or a series of transactions we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, provided, however, that a transaction described in this clause (2) will be deemed not to be a fundamental change so long as such transaction (i) both (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our voting stock and (B) the persons that “beneficially owned” directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person or (ii) is effected solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity;

(3) our common stock or the common stock into which the notes are then convertible ceases to be listed on the New York Stock Exchange, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for such common stock are so listed or quoted in the United States;

(4) continuing directors cease to constitute a majority of our board of directors; or

(5) our stockholders approve any plan or proposal for our liquidation or dissolution.

However, a merger, consolidation or other transaction described in (2) above will be deemed not to be a fundamental change (even if, as part of that transaction, the events specified in (1), (3) or (4) occur) if at least 90% of all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the transaction constituting the fundamental change consists of common stock traded on the New York Stock Exchange, Nasdaq or another national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) and as a result of such transaction or transactions the notes become convertible solely into cash in an amount equal to the lesser of $1,000 and the conversion value and, if the conversion value is greater than $1,000, payment of the excess value in cash, shares or a combination of cash and shares in substantially the same manner as described above (including with respect to cash in lieu of fractional shares).

For purposes of this fundamental change definition:

•	“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the initial date of the issuance of the notes;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•	“capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•	“continuing director” means a director who either was a member of our board of directors on the initial date of the issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as a nominee for director; and

•	“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

The term “all or substantially all” as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law if holders elect to exercise their rights following the occurrence of a transaction which such holders believe constitutes a transfer of “all or substantially all” of our assets.

This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the underwriter.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including other unsubordinated indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other unsubordinated indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Repurchase of Notes by Us at the Option of Holders upon Specified Dates

On September 15, 2013, September 15, 2018, September 15, 2023, September 15, 2028 and September 15, 2033, any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest to, but excluding, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the interest payment date to which that record date relates, we will pay such interest to the holder of record on the relevant record date, which may or may not be the same person to whom we will pay the repurchase price, and the repurchase price will be equal to 100% of the principal amount of the notes to be repurchased.

Within 20 business days before any repurchase date, we are required to give written notice to each holder and the trustee of the repurchase date and of each holder’s repurchase rights and the procedures that each holder must follow in order to require us to repurchase its notes as described below.

A holder may submit a repurchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day immediately preceding the repurchase date.

Repurchase Procedures

To exercise a repurchase right, a holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The repurchase notice must state:

•	the certificate numbers of the notes to be delivered by the holder, if applicable;

•	the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•	that such notes are being tendered for repurchase pursuant to the optional holder repurchase provision or the fundamental change provisions of the indenture.

A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	the certificate numbers of the notes being withdrawn, if applicable:

•	the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the repurchase notice.

If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

We will agree under the indenture to:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes.

Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest, if any, on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See “Risk Factors — Risks Related to the Notes and our Common Stock — We may not be able to pay interest on the notes or repurchase the notes at the option of the holder on specified dates or upon a fundamental change.”

Events of Default

Each of the following constitutes an event of default with respect to the notes and these events of default listed below replace in their entirety the events of default in the base indenture:

(1) a default in the payment when due of any principal of any of the notes at maturity, upon exercise of a repurchase right or otherwise;

(2) a default in the payment of any interest when due under the notes, which default continues for 30 days;

(3) our failure to deliver all cash and any shares of common stock when such cash and common stock, if any, are required to be delivered upon conversion of a note;

(4) a default in our obligation to provide notice of the occurrence of a fundamental change when required by the indenture;

(5) our failure to comply with our obligation to repurchase the notes at the option of a holder on the applicable repurchase date as described under “— Repurchase of Notes;”

(6) our failure to comply with our obligation to redeem the notes after we have exercised our option to redeem;

(7) our failure to comply with our obligations under “— Consolidation, Merger and Sale of Assets;”

(8) our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice; provided, however, that we shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with our obligations under “— Reports” below, so long as we are attempting to cure such failure as promptly as reasonably practicable.

(9) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness) for money borrowed by us or any of our significant subsidiaries (or the payment of which is guaranteed by us or any of our significant subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness within the grace period provided in such Indebtedness and the aggregate outstanding principal amount of such unpaid Indebtedness is $40.0 million or more or (b) results in the acceleration of such indebtedness prior to its express maturity and the aggregate outstanding principal amount of such accelerated Indebtedness is $40.0 million or more; or

(10) certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.

In the case of an event of default arising under clause (10) above, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the notes.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

Reports

We shall deliver to the trustee (unless such reports have been filed within the time period set forth below on the SEC’s Electronic Data Gathering, Analysis and Retrieval system), within 15 calendar days after we would have been required to file with the SEC (after giving effect to Rule 12b-25 under the Exchange Act), copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 15 days after the dates, applicable to a registrant that is not an accelerated filer or a large accelerated filer, on which we would have been required to provide reports had we continued to have been subject to such reporting requirements. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Modification and Waiver

As described in the base indenture, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the holders. In addition to the provisions listed in the base indenture, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

(1) reduce the repurchase price or the conversion rate (except in a manner provided for in the indenture);

(2) modify the provisions with respect to the repurchase rights of the holders described under “— Repurchase of Notes at the Option of Holders upon a Fundamental Change” in a manner adverse to holders;

(3) adversely affect the right of holders to convert notes, other than as provided in the indenture; or

(4) alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate (except in a manner provided for in the indenture) on any note or extend the time for payment of any such amount.

As provided in the base indenture, we and the trustee may amend or supplement the indenture or the notes without notice for certain purposes. In addition to the be purposes listed in the base indenture, we and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

(1) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(2) increase the conversion rate;

(3) comply with the rules of any applicable securities depositary, including DTC; or

(4) conform the text of the indenture or the notes to any provision of this description of the notes to the extent that the text of this description of notes was intended by us and the underwriter to be a recitation of the text of the indenture or the notes as represented by us to the trustee in an officers’ certificate.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of the Notes

We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the sale price of our common stock and the amount of any increase in the conversion rate for any notes converted in connection with a fundamental change. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank Trust National Association will be the trustee under the indenture. The trustee will be the paying agent, conversion agent and registrar for the notes.

If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims, as security or otherwise. The trustee will be permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict with 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of our directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry Delivery and Form

We will initially issue the notes in the form of one or more global notes. The global note will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC’s nominee. Except as set forth below, the global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in the global note directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriter, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

Owners of beneficial interests in global notes who desire to convert their notes in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global note will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global note, holders will not be entitled to have the notes represented by the global note registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global note. We understand that, under existing industry practice, if an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note. We expect that DTC or its nominee, upon receipt of any payment of principal of, or interest on, the global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global note for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global note owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global note is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for the global note or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global note for certificated securities, which we will distribute to DTC participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes and common stock received upon a conversion. This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable Treasury regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except where noted, this summary is limited to holders who purchase notes upon their initial issuance at their initial issue price and who hold the notes and the common stock into which such notes are convertible as capital assets. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any federal estate or gift tax rules. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	dealers in securities or currencies;

•	banks, insurance companies or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	persons who hold notes or common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	persons who hold the notes or common stock through S-corporations, partnerships or other pass-through entities;

•	certain former citizens or residents of the United States; and

•	foreign persons or entities, except to the extent specifically set forth below.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences of the purchase, ownership and disposition of the notes and common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

Classification of the Notes

Pursuant to the terms of the indenture, we and every holder agree (in the absence of administrative pronouncement, judicial ruling or final determination to the contrary), for U.S. federal income tax purposes, to treat the notes as debt instruments that are subject to the Treasury regulations governing contingent payment debt instruments (which we refer to as the “contingent debt regulations”) and to be bound by our application of the contingent debt regulations to the notes, including our determination of the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes and the related “projected payment schedule” determined by us as described below.

No statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. The IRS has issued a revenue ruling with respect to instruments having certain features similar to the notes. To the extent the ruling addresses the issue, this ruling supports certain aspects of the treatment described below. Notwithstanding the issuance of this ruling, the proper application of certain aspects of the contingent debt regulations to the notes is not entirely certain. In addition, no ruling has been or is expected to be sought from the IRS with respect to the U.S. federal income tax consequences discussed below. As a result, no assurance can be given that the IRS or a court will agree with all of the tax characterizations and the tax consequences described below. You should be aware that different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. For example, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of a note into common stock, and might recognize capital gain or loss upon a taxable disposition of a note. Holders should consult their tax advisors concerning the tax treatment of holding a note.

The remainder of this discussion assumes that the notes are treated as indebtedness subject to the contingent debt regulations.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes and the common stock, if any, received upon a conversion. Certain consequences to non-U.S. holders of the notes or the common stock are described under “— Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of our notes or common stock received upon a conversion that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or common stock, you should consult your own tax advisor.

Accrual of interest on the notes.  Pursuant to the contingent debt regulations, U.S. holders of the notes will be required to accrue interest income on the notes on a constant-yield basis, based on a comparable yield, as described below, regardless of whether such holders use the cash or accrual method of tax accounting. As such, U.S. holders generally will be required to include interest in income each year in excess of the accruals on the notes for non-tax purposes and in excess of any stated interest payments actually received in that year. The contingent debt regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

1. the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

2. divided by the number of days in the accrual period; and

3. multiplied by the number of days during the accrual period that the U.S. holder held the notes.

The issue price of a note will be the first price at which a substantial amount of the notes are sold to the public, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously scheduled to be made with respect to the notes. The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is     %, compounded semi-annually. The contingent debt regulations are ambiguous with respect to certain aspects of the computation of the comparable yield and the IRS has not published any additional guidance on this matter. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be greater or less than the comparable yield provided by us. Moreover, in such event, the project payment schedule could differ from the projected payment schedule provided by us, as described below

The contingent debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the “projected payments”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes the actual interest payments, if any, on the notes and estimates the amount and timing of contingent interest payments and payment at maturity on the notes taking into account the conversion feature. For this purpose, the fair market value of any cash or common stock received by a holder upon conversion will be treated as a contingent payment. The comparable yield and the projected payment schedule will be set forth in the indenture. U.S. holders also may obtain the projected payment schedule by submitting a written request for such information to us at: NVR, Inc., 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, Attention: Investor Relations.

By purchasing the notes, U.S. holders agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agree to use the comparable yield and projected payment schedule in determining their interest accruals in respect of the notes for U.S. federal income tax purposes. Special rules may apply if one or more contingent payments on a note become fixed more than six months prior to the due date of the payment. Generally, in this case a U.S. holder would be required to make adjustments to account for the difference between the present value of the amount so treated as fixed and the present value of the projected payment. A U.S. holder’s tax basis in the note would also be affected.

Because income accrued on the notes will constitute interest for U.S. federal income tax purposes, corporate holders of the notes will not be entitled to the dividends received deduction with respect to that income.

U.S. holders are urged to consult their tax advisors concerning the application of these special rules.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes. They do not constitute a projection or representation regarding the actual amounts payable on the notes.

Adjustments to interest accruals on the notes.  If the actual contingent payments made on the notes differ from the projected contingent payments, adjustments will be made for the difference for tax purposes. If, during any taxable year, a U.S. holder of notes receives actual contingent payments with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. holder will treat a net positive adjustment as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property (including any common stock received upon conversion of the notes) received in that year.

If a U.S. holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, conversion or retirement of the notes.

Sale, exchange, conversion, redemption or repurchase of the notes.  Generally the sale, exchange, conversion, redemption or repurchase of a note will result in taxable gain or loss to a U.S. holder equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder’s adjusted tax basis in the note. Our calculation of the comparable yield and the projected payment schedule for the notes includes the receipt of stock upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock by you upon a conversion as a contingent payment. As described above, you will agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. As discussed under “— Adjustments to interest accruals on the notes” above, to the extent that a U.S. holder has any net negative adjustment carried forward, the U.S. holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the notes. A U.S. holder’s adjusted tax basis in a note generally will be equal to the U.S. holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the notes (without regard to the actual amount paid). Gain recognized upon a sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income; any loss will be treated as ordinary loss to the extent of interest previously included in income, and thereafter capital loss (which will be long-term if the note is held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in common stock received upon a conversion of a note, will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received may commence on the day immediately following the date of conversion.

Since there is some uncertainty as to the proper application of the Treasury regulations governing contingent payment debt instruments such as the notes, you should contact your tax advisors regarding the tax treatment of the exchange of notes for our common stock.

Constructive distributions.  U.S. holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula. Although the manner in which these general principles interact with the contingent debt regulations is unclear, if adjustments to the conversion price are made, you may be deemed to have received constructive distributions includible in your income in the manner described under “— Dividends” below even though you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. You should consult your tax advisors regarding these rules and their possible effect on you.

Dividends.  If a U.S. holder receives common stock upon conversion of the notes, distributions, if any, made on such common stock generally will be included in such holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for a dividends received deduction, and dividends received by noncorporate U.S. holders generally will be subject to tax at the lower applicable capital gains rate for taxable years beginning before January 1, 2011, provided in each case that certain holding period requirements are satisfied.

Sale, Exchange or Redemption of Common Stock.  If a U.S. holder receives common stock upon conversion of the notes, then upon the sale, exchange or redemption of such common stock, such holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s adjusted tax basis and holding period in common stock received upon conversion of a note are determined as discussed above under “— Sale, exchange, conversion, redemption or repurchase of the notes.” The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting.  Information returns will be filed with the IRS in connection with the accrual of original issue discount, payments on the notes, dividends paid on the common stock and the receipt of the proceeds from a sale or other disposition of the notes or common stock unless a U.S. holder establishes an exemption from information reporting. A U.S. holder will be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of notes or common stock that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in their particular circumstances.

Payments on the notes and dispositions of the notes.  Subject to the discussion below under “— Distributions,” all payments of principal and interest on the notes made to a non-U.S. holder, including payments of contingent interest, a payment in common stock pursuant to a conversion and any gain realized on a sale or exchange of the notes, will be exempt from U.S. federal income or withholding tax, provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving certain types of interest; (ii) the statement requirement set forth in section 871(b) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States; (iv) our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code; and (v) we are not and have not been a United States real property holding corporation (“USRPHC”) within the meaning of section 897(c)(2) of the Code. We believe that we are not and have never been, nor do we anticipate becoming, a USRPHC.

The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements. If a non-U.S. holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business (or, if an applicable tax treaty applies, is attributable to a permanent establishment maintained in the United States), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular U.S. federal income tax on interest and on any gain realized on the sale, exchange or conversion of the notes in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Dispositions of the common stock.  Any gain realized by a non-U.S. holder on the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless (i) we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, (ii) the gain is effectively connected with such holder’s conduct of a trade or business in the United States, or (iii) you are an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition and certain conditions are met. We believe that we are not and have never been, nor do we anticipate becoming, a USRPHC. If a non-U.S. holder’s gain is effectively connected with such holder’s trade or business, such holder generally will be subject to U.S. federal income tax on the net gain derived from a taxable disposition, and if such holder is a corporation, then any such effectively connected gain received by it may also be subject to the branch profits tax. If you are an individual described in (iii) above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital lossess, even though are you not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or common stock.

Distributions.  If, under the circumstances described above under “U.S. Holders — Constructive distributions”, a non-U.S. holder of a note were deemed to have received a constructive distribution, or if a non-U.S. holder of common stock received upon the conversion of a note receives an actual distribution, and such constructive or actual distribution is made out of our current or accumulated earnings and profits, the non-U.S. holder generally would be subject to U.S. withholding tax at a 30% rate on the taxable amount of such dividend, subject to reduction by claiming the benefits of an applicable treaty by providing a properly completed IRS Form W-8BEN (or successor form). If the dividend is effectively connected with the conduct of a U.S. trade or business (or, if an applicable tax treaty applies, is attributable to a permanent establishment maintained in the United States), a non-U.S. holder will be exempt from such withholding tax, provided a properly completed IRS Form W-8ECI (or successor form) is provided, and will generally be subject to regular U.S. federal income tax on such dividends in the same manner as if it were a U.S. holder (and if such non-U.S. holder is a foreign corporation, such holder may also be subject to the branch profits tax).

Backup withholding and information reporting.  Information returns will be filed with the IRS in connection with payments on the notes or common stock. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and non-U.S. holders may be subject to U.S. backup withholding on payments on the notes or common stock or on the proceeds from a sale or other disposition of the notes or common stock. Compliance with the certification procedures required to claim the exemption from withholding tax on certain payments on the notes or common stock described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated September   , 2008 we have agreed to sell to Credit Suisse Securities (USA) LLC $325,000,000 principal amount of notes.

The underwriting agreement provides that the underwriter is obligated to purchase all of the notes if any are purchased, other than those notes covered by the over-allotment option described below.

We have granted the underwriter a 13-day option to purchase up to an additional $48,750,000 aggregate principal amount of the notes at the initial public offering price less the underwriter’s discount and commission. The option may be exercised only to cover any over-allotments in the sale of the notes.

The underwriter proposes to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of     % of the principal amount per note. After the initial public offering the underwriter may change the public offering price and concession.

The following table summarizes the underwriting discount and commission we will pay.

	Per Note		Total
	Without	With	Without	With
	Over-Allotment	Over-Allotment	Over-Allotment	Over-Allotment

Underwriting Discount and Commission paid by us	$	$	$	$

The expenses of this offering that are payable by us are estimated to be $900,000 (excluding the underwriter’s discount and commission).

The notes are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the notes. However, it is not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

For a period of 60 days after the date of this prospectus supplement, without the prior written consent of the underwriter, we have agreed that we will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of our common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we have agreed not to publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of underwriter, except issuances of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, grants of employee or director stock options or issuances of common stock pursuant to the exercise of stock options,

Our directors and executive officers have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, our common stock or securities convertible into or exchangeable or exercisable for our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the notes or our common stock, whether any such aforementioned transaction is to be settled by delivery of the notes, our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement.

If (i) during the last 17 days of the initial lock-up period, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up restrictions will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriter waives, in writing, such extension.

We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in that respect.

The underwriter and its affiliates have provided investment banking and other services to us and our affiliates from time to time for which they have received customary compensation, and may do so in the future. In addition, an affiliate of the underwriter is a lender under our short-term unsecured working capital revolving credit facility.

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of the notes in excess of the principal amount of the notes the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the principal amount of the notes over-allotted by the underwriter is not greater than the principal amount of the notes that the underwriter may purchase in the over-allotment option. In a naked short position, the principal amount of the notes involved is greater than the principal amount of the notes in the over-allotment option. The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing the notes in the open market.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the notes to close out the short position, the underwriter will consider, among other things, the price of the notes available for purchase in the open market as compared to the price at which it may purchase the notes through the over-allotment option. If the underwriter sells more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying the notes in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter and the underwriter may distribute prospectuses electronically.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under “— Resale Restrictions,” and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus supplement contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from an including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this Prospectus Supplement to the public in that Relevant Member State other than:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression of an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SELLING RESTRICTIONS ADDRESSING ADDITIONAL UNITED KINGDOM SECURITIES LAWS

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the registration statement on Form S-3 of which this prospectus is a part. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.nvrinc.com.

In addition, because our common stock is listed on the New York Stock Exchange, you may inspect and copy our SEC filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and any future filings made with the SEC, prior to the completion of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 22, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on April 26, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on August 1, 2008;

•	Our Current Reports on Form 8-K, filed on January 7, 2008 and August 8, 2008; and

•	The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on December 27, 2007, including any amendment or report filed for the purpose of updating this description.

You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:

Corporate Secretary
NVR, Inc.
11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
(703) 956-4000

EXPERTS

The consolidated financial statements of NVR, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 financial statements refers to the adoption by NVR, Inc. and subsidiaries of the provisions of SFAS 123(R), “Share-Based Payment” in 2006.

LEGAL MATTERS

The validity of the notes offered by means of this prospectus supplement and certain U.S. federal income tax matters will be passed upon for us by Hogan & Hartson LLP, Washington, D.C. Certain legal matters regarding the notes will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

PROSPECTUS

Debt securities
Common shares
Preferred shares
Depositary shares
Warrants

We may offer, from time to time, in one or more series or classes, the following securities:

•	debt securities,

•	common shares,

•	preferred shares,

•	preferred shares represented by depositary shares, or

•	warrants to purchase securities.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each accompanying prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “NVR.”

See “Risk Factors” on page 1 herein and, if applicable, in the accompanying prospectus supplement for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representations concerning the securities we may offer except those which are in this prospectus, the prospectus supplement which is delivered with this prospectus or any free writing prospectus which may be incorporated by reference into this prospectus or such prospectus supplement. If anyone provides you with any other information or makes any contrary representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.

This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the headings “Where To Obtain Additional Information” and “Incorporation by Reference.” Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.”

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2008, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that related to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus or in any prospectus supplement used in connection with an offering of securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference herein, as well as statements made by us in periodic press releases or other public communications, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, our financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by us and our customers; competition; the availability and cost of land and other raw materials used by us in our homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; the ability of us to integrate any acquired business; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which we have little or no control. We undertake no obligation to update such forward-looking statements. For additional information regarding risk factors, see “Risk Factors” in this prospectus.

THE COMPANY

We are one of the largest homebuilders in the United States. While we operate in multiple locations in 12 states, primarily in the eastern part of the United States, approximately 34% of our home settlements during the six-month period ended June 30, 2008 occurred in the Washington, D.C. and Baltimore, Maryland metropolitan areas, which accounted for 45% of our homebuilding revenues during this period. Our homebuilding operations include the construction and sale of single-family detached homes, townhomes and condominium buildings under four trade names: Ryan Homes, NVHomes, Fox Ridge Homes and Rymarc Homes. The Ryan Homes, Fox Ridge Homes, and Rymarc Homes products are marketed primarily to first-time homeowners and first-time move-up buyers. The Ryan Homes product is currently sold in 20 metropolitan areas located in Maryland, Virginia, West Virginia, Pennsylvania, New York, North Carolina, South Carolina, Ohio, New Jersey, Delaware and Kentucky. The Fox Ridge Homes product is sold solely in the Nashville, Tennessee metropolitan area and the Rymarc Homes product is sold solely in the Columbia, South Carolina market. The NVHomes product is marketed primarily to move-up and upscale buyers and is sold in the Washington, D.C., Baltimore, Maryland, Philadelphia, Pennsylvania and the Maryland Eastern Shore metropolitan areas. During the six-month period ended June 30, 2008, our average price for a settled unit was approximately $347,000. To fully serve our homebuilding customers, we also operate a mortgage banking business. We conduct our homebuilding activities directly, except for Rymarc Homes, which is operated as a wholly owned subsidiary. Our mortgage banking operations are operated primarily through a wholly owned subsidiary, NVR Mortgage Finance, Inc. (“NVRM”). Unless the context otherwise requires, references to “NVR,” “we,” “us” or “our” include NVR and its subsidiaries.

We do not engage in the land development business. Instead, we acquire finished building lots at market prices from various development entities under fixed price purchase agreements (“purchase agreements”) that require deposits that may be forfeited if we fail to perform under the purchase agreement. The deposits required under the purchase agreements are in the form of cash or letters of credit in varying amounts and represent a percentage, typically ranging up to 10%, of the aggregate purchase price of the finished lots.

Our lot acquisition strategy reduces the financial requirements and risks associated with direct land ownership and land development. We may, at our option, choose for any reason and at any time not to perform under these purchase agreements by delivering notice of our intent not to acquire the finished lots under contract. Our sole legal obligation and economic loss for failure to perform under these purchase agreements is limited to the amount of the deposit pursuant to the liquidating damage provision contained within the purchase agreements. We do not have any financial guarantees or completion obligations and we do not guarantee lot purchases on a specific performance basis under these purchase agreements. We generally seek to maintain control over a supply of lots believed to be suitable to meet our five-year business plan.

On a very limited basis, we also obtain finished lots using joint venture limited liability corporations (“LLCs”). All LLCs are structured such that we are a non-controlling member and are at risk only for the amount we have invested. We are not a borrower, guarantor or obligor on any of the LLCs’ debt. We enter into a standard fixed price purchase agreement to purchase lots from these LLCs. At June 30, 2008, NVR had an aggregate investment in nine separate LLCs totaling approximately $9.9 million which controlled approximately 370 lots.

In addition to building and selling homes, we provide a number of mortgage-related services through our mortgage banking operations. Through operations in each of our homebuilding markets, NVRM originates mortgage loans almost exclusively for our homebuyers. NVRM generates revenues primarily from origination fees, gains on sales of loans and title fees. NVRM sells all of the mortgage loans it closes to investors in the secondary markets on a servicing released basis, typically within 30 days from the loan closing, so as to minimize the number of loans held in NVRM’s portfolio at any one time.

We are incorporated in the Commonwealth of Virginia. Our principal executive offices are located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190 and our telephone number is (703) 956-4000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were 10.0, 15.6, 23.5, 22.7 and 17.6 for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, respectively, and was 6.8 for the six months ended June 30, 2008. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be set forth in the applicable indenture or in one or more supplemental indentures and will be described in a prospectus supplement and/or in a free writing prospectus or pricing supplement authorized by us, or which are incorporated by reference into this prospectus or such prospectus supplement, relating to the debt securities.

The senior indenture and a form of the subordinated indenture under which debt securities may be issued have been filed as exhibits to the registration statement of which this prospectus is a part. These indentures are available as described below under “Where To Obtain Additional Information” in this prospectus. All references appearing in this prospectus are to sections of each indenture unless otherwise indicated, and capitalized terms used but not defined below will have the respective meanings set forth in each indenture.

General

The debt securities will be our unsecured general obligations and may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures, as amended or supplemented from time to time, in each case between a trustee and us. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture.

The indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made under this heading relate to the debt securities and the indentures. These statements are summaries of their provisions and do not purport to be complete and are qualified in their entirety by reference to the indentures and debt securities themselves.

The indebtedness represented by our subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities. See “— Ranking” below for more information.

We conduct a portion of our operations through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make any funds available, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to us by the subsidiaries may be subject to contractual, statutory or regulatory restrictions, which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Our right to receive assets of any of the subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries’ creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities.

Except as set forth in the applicable indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be authenticated and delivered under the indenture without limit as to aggregate principal amount, and may be issued in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors as established in the applicable indenture or in one or more supplemental indentures. All debt securities of one series do not have to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in the indenture or supplemental indenture, any action permitted to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the regular record dates, if any, for interest payable on any interest payment dates, or the method by which record dates may be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of (and premium) and interest on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer, exchange or conversion and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option, if we have the option to redeem;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any provision or at the option of a holder of the debt securities, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to our obligation to redeem, repay or repurchase such debt securities;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default or covenants set forth in the applicable indenture;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, the denominations thereof if other than $5,000;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

•	whether such debt securities will be convertible into our common shares, preferred shares or other securities and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, and any applicable limitations on the ownership or transferability of the securities into which such debt securities are convertible;

•	whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

The debt securities may provide for less than the entire principal amount to be payable upon the declaration of acceleration of maturity. We refer to such debt securities as “original issue discount securities.” Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described in the applicable indenture or in one or more supplemental indentures, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities, if in registered form other than global form, will be issuable in denominations of $1,000 and integral multiples of $1,000, and, if in bearer form other than global form, will be issuable in denominations of $5,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either be paid:

•	to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, and notice whereof will be given to the holder of such debt security not less than 10 days prior to such special record date; or

•	at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture (Section 307).

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Sections 305 and 1002).

Neither we nor the trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication, whichever is applicable, of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (Section 305).

Merger, Consolidation or Sale

We will be permitted to consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we are the continuing entity, or the successor entity expressly assumes the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our Subsidiaries as a result thereof as having been incurred by us or a Subsidiary (as defined below) at the time of such transaction, no event of default under the indenture or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions described above is delivered to the trustee (Sections 801 and 803).

“Subsidiary” means a corporation or a partnership, a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more of our Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Section 101).

Certain Covenants

Existence.  Except as described above under “Merger, Consolidation or Sale,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities (Section 1004).

Insurance.  We will be required to, and we will be required to cause each of our Subsidiaries to, keep all insurable properties insured against loss or damage at least equal to their then full insurable value (Section 1006).

Payment of Taxes and Other Claims.  We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or the income, profits or property of any Subsidiary; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

Additional Covenants and/or Modifications to Covenants

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to such debt securities.

Events of Default, Notice and Waiver

Each indenture will provide that the following events are “events of default” with respect to any series of debt securities issued thereunder (except as may be otherwise provided in the supplemental indenture establishing such series of debt securities and described in the applicable prospectus supplement):

•	default for 30 days in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	default in the performance or breach of any other covenant or warranty of ours contained in the applicable indenture continued for 60 days after written notice, as provided in the applicable indenture;

•	default in the payment of an aggregate principal amount exceeding $5,000,000 of any of our recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, if such indebtedness is not discharged;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or the property of either; and

•	any other event of default provided with respect to a particular series of debt securities (Section 501).

“Significant Subsidiary” means any subsidiary of ours that is a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933 (Section 101).

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) of all the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series, plus fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal of (or premium, if any) or interest on the debt securities of such series have been cured or waived as provided in such indenture (Section 502).

Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless such default has been cured or waived. However, the trustee will be protected in withholding notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider such withholding of notice to be in the interest of those holders (Section 601).

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under an indenture, unless such holders have offered to the trustee security or indemnity satisfactory to it (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction (Section 512).

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status of the default (Section 1008).

Modification of the Indentures

Modifications and amendments of an indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of (or premium, if any) or any installment of interest on any such debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal (or premium, if any) or interest on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture;

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of various past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of such debt security; or

•	modify the ranking or priority of the debt securities (Section 902).

Our compliance with covenants relating to the maintenance of our existence and properties may be waived by the holders of at least a majority in principal amount of all outstanding debt securities of such series (Section 1010).

Modifications and amendments of an indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to allow debt securities in bearer form to be registrable as to principal or issued in exchange for registered securities or debt securities in bearer form of other denominations, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any restrictions on payment of any premium, principal or interest on debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, if any such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, or to correct or supplement any defect or inconsistency in an indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which are not inconsistent with the provision of such indenture;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued thereunder; or

•	to add a guarantor of the debt securities (Section 901).

Each indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point);

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor will be disregarded.

Ranking

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all “Senior Debt” (as defined below) (Sections 1401 and 1402 of the subordinated indenture). However, our obligation to make payment of the principal and interest on such subordinated debt securities will not otherwise be affected (Section 1408 of the subordinated indenture). No payment of principal (or premium, if any) or interest will be permitted to be made on subordinated debt securities at any time if a default on Senior Debt exists that permits the holders of the Senior Debt to accelerate its maturity, and the default is the subject of judicial proceedings or we receive notice of the default (Section 1403 of the subordinated indenture). After all Senior Debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the right of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1407 of the subordinated indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.

Under the subordinated indenture, “Senior Debt” will mean the principal of (and premium, if any) and interest on, or substantially similar payments that we make in respect of the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations;

•	our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise, to pay or advance money or property or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment of ours to fund a real estate investment or to fund an investment in an entity making a real estate investment,

in each case other than:

•	any indebtedness, obligation or liability as to which, in the instrument creating or evidencing such indebtedness, obligation or liability, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

We may be permitted under the applicable indenture to discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides that, if the provisions relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), which we refer to as a “defeasance” (Section 1302); or

•	to be released from our obligations with respect to such debt securities under specified sections of Article Ten of the indenture as described in the applicable prospectus supplement and any omission to comply with such obligations will not be an event of default with respect to such debt securities, which we refer to as a “covenant defeasance” (Section 1303), in either case, upon our irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, is required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1304).

As used in this prospectus, “government obligations” means securities which are:

•	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, and which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency or currency unit other than that in which such deposit has been made in respect of such debt security; or

•	a conversion event (as defined below) occurs in respect of the currency or currency unit in which such deposit has been made,

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency or currency unit in which such debt security becomes payable as a result of such election or such conversion event based on the applicable market exchange rate (Section 1305).

As used in this prospectus, “conversion event” means the cessation of use of:

•	a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “Events of Default, Notice and Waiver” with respect to specified sections of Article Ten of each indenture (which sections would no longer be applicable to such debt securities as a result of such covenant defeasance) or described in the sixth bullet point under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Redemption of Debt Securities

The indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the prescribed redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and, in the case of partial redemption, the principal amount of the debt securities held by such holder to be redeemed. (Section 1104).

If we elect to redeem debt securities, we will notify the trustee at least 45 days prior to the notice of redemption given to holders (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the trustee will select the debt securities to be redeemed in such manner as it deems fair and appropriate. (Section 1102 and 1103).

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common shares, preferred shares or other securities. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common shares, preferred shares or other securities to be received upon conversion or exchange would be calculated.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

We are authorized to issue 60,000,000 common shares. As of July 25, 2008, we had 5,427,022 common shares outstanding. Our outstanding common shares are currently listed for trading on the New York Stock Exchange under the symbol “NVR.” We will apply to the securities exchange on which our shares are traded to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be listed.

Quorum and Voting

The presence, in person or by proxy, of holders of a majority of the voting shares entitled to be cast on a matter at a meeting of the shareholders, constitutes a quorum for action on that matter. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Holders of common shares do not have the right to cumulate their votes for directors. Except as otherwise required by law or by our articles of incorporation or bylaws, any other action by any voting group is approved if the votes cast favoring the action within that voting group exceed the votes cast opposing the action within that voting group. The affirmative vote of holders of a majority of the outstanding shares is necessary to amend various provisions of our articles of incorporation and bylaws. Holders of common shares may vote their shares in person or by proxy.

Dividends

In accordance with its corporate power under Virginia law, our board of directors may determine that dividends are to be paid to the holders of the common shares from time to time out of legally available funds. We currently do not expect to pay dividends in the near future.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs, the holders of common shares then outstanding are entitled to share ratably in all of our assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares.

Preemptive Rights

Holders of shares do not have any preemptive rights to purchase, subscribe for or otherwise acquire our common shares or any other of our securities.

Preferred Stock

We are authorized to issue 15,000,000 preferred shares. No preferred shares currently are outstanding. Under our articles of incorporation, our board of directors may from time to time establish and issue preferred shares. Our board of directors may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the designation of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the voting rights of the preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific preferences, limitations and relative rights of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	whether interests in such preferred shares will be represented by depositary shares.

Because our board of directors has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common shares.

Certain Provisions of Governing Documents and Virginia Law

Board of Directors

Our board of directors currently has 10 members, and is divided into three classes with staggered terms. Our articles of incorporation and bylaws provide that our board of directors shall have no less than seven and no more than 13 members, divided as equally as possible. Our directors serve for three-year terms and can be removed from office only for cause and only by the affirmative vote of holders of shares having a majority of the votes entitled to be cast in the election of directors. Vacancies on our board of directors may be filled by our shareholders or by our remaining directors.

Change In Control and Anti-Takeover Matters

We have opted not to be subject to the restrictions on acquiring control of Virginia corporations under Article 14.1 (Control Share Acquisitions) of the Virginia Stock Corporation Act.

Our bylaws require that shareholders give advance notice of proposals to be presented at meetings of shareholders, including director nominations. In addition, our bylaws provide that special meetings of our shareholders may be called only by a majority of the board of directors.

Amendment of Articles of Incorporation and Bylaws

The affirmative vote of the holders of a majority of our outstanding shares is required to amend various provisions of our articles of incorporation.

Various provisions of our bylaws can be amended by the shareholders or by the affirmative vote of a majority of the entire board of directors. Furthermore, the affirmative vote of the holders of a majority of our outstanding common shares is necessary to amend our bylaws to change, among other things, the provisions applicable to the composition of the board of directors and committees of the board of directors.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depository named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depository, we will cause the preferred share depository to issue, on our behalf, the depositary receipts.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares will be described in the applicable prospectus supplement. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, each of which are incorporated by reference in this prospectus.

Dividends

The preferred share depository will distribute all cash dividends received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository.

In the event of a dividend other than in cash, the preferred share depository will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository, unless the preferred share depository determines that it is not feasible to make such distribution, in which case the preferred share depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depository (unless the related depositary shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred share depository, the preferred share depository will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the preferred share depository the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depository.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depository as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depository will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depository in order to enable the preferred share depository to do so. The preferred share depository will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depository will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depository.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depository with written instructions to the preferred share depository to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other securities, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to certain exceptions in the depository agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depository if holders of at least two-thirds of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depository will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each share of the related preferred shares has been converted into our common shares, preferred shares or other securities not so represented by depositary shares.

Charges of Preferred Share Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depository in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depository

The preferred share depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depository, any such resignation or removal to take effect upon the appointment of a successor preferred share depository. A successor preferred share depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Miscellaneous

The preferred share depository will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depository with respect to the related preferred shares.

Neither the preferred share depository nor we will be liable if the preferred share depository is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depository’s obligations under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depository will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depository receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depository will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of any of the types of securities offered by this prospectus. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants and the warrant agreement in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities offered thereby with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•	the date, if any, on and after which such warrants and the related security will be separately transferable;

•	the price at which each of the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	the minimum or maximum number of such warrants which may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;

•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell them directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Under agreements we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers and agents may engage in transactions with or perform services for us, or be our customers in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:

•	the purchase by an institution of the securities covered by such contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

•	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

WHERE TO OBTAIN ADDITIONAL INFORMATION

This prospectus does not contain all of the information included in the registration statement on Form S-3 of which this prospectus is a part. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.nvrinc.com.

In addition, because our common stock is listed on the New York Stock Exchange, you may inspect and copy our SEC filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and any future filings made with the SEC, prior to the completion of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 22, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on April 26, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on August 1, 2008;

•	Our Current Reports on Form 8-K, filed on January 7, 2008 and August 8, 2008; and

•	The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on December 27, 2007, including any amendment or report filed for the purpose of updating this description.

You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:

Corporate Secretary
NVR, Inc.
11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
(703) 956-4000

EXPERTS

The consolidated financial statements of NVR, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 financial statements refers to the adoption by NVR, Inc. and subsidiaries of the provisions of SFAS 123(R), “Share-Based Payment” in 2006.

LEGAL MATTERS

Certain legal matters in connection with the securities registered herein will be passed upon by Hogan & Hartson LLP, Washington, D.C.